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                                                                    Exhibit 99.1

   [AIRGATE PCS, INC. LOGO]


FOR IMMEDIATE RELEASE

Contact:  Alan B. Catherall
          Chief Financial Officer
          404-525-7272


                     AIRGATE PCS, INC. ANNOUNCES STOCKHOLDER
                       APPROVAL OF MERGER WITH iPCS, INC.

                           --------------------------

ATLANTA (November 27, 2001) - AirGate PCS, Inc. (Nasdaq/NM:PCSA), a Sprint PCS Network Partner, today announced that at a special stockholder meeting held in Atlanta, the company's stockholders approved a proposal to merge the company with iPCS, Inc., a privately held Sprint PCS Network Partner serving the Midwest. The companies announced the signing of a definitive agreement on August 28, 2001. The transaction is expected to close around the end of November.

Under the terms of the transaction, AirGate and iPCS will combine in a tax-free, stock for stock transaction for 13.5 million shares of AirGate common stock, which includes 1.1 million shares reserved for issuance upon the exercise of outstanding unrestricted iPCS options and warrants. As a result of the merger, iPCS will become a wholly owned subsidiary of AirGate.

Commenting on the announcement, Thomas M. Dougherty, president and chief executive officer of AirGate PCS, Inc. said, "We're pleased that our stockholders recognize the value we intend to create through this merger with iPCS. This transaction represents a tremendous strategic opportunity for AirGate to significantly increase the size and scope of our operations and become the premier Sprint PCS affiliate. Together, we will be able to leverage the assets and operating expertise of both companies, as well as the proven Sprint PCS brand, and move forward aggressively to strengthen our leadership position in the competitive wireless marketplace."

About AirGate PCS

AirGate PCS, Inc. is the Sprint PCS Network Partner with the exclusive right to sell Sprint PCS products and services throughout most of the state of South Carolina, including Charleston, Columbia and Greenville-Spartanburg, parts of North Carolina, including Asheville, Wilmington and Hickory, and the eastern Georgia cities of Augusta and Savannah. As a Sprint PCS Network Partner, AirGate PCS built its own PCS network to exclusively provide 100% digital, 100% PCS products and services under the Sprint and Sprint PCS brand names in its territory, which includes more than 7.1 million POPs.

About iPCS

iPCS, Inc. is a Sprint PCS Network Partner providing Sprint PCS wireless personal communication services in the mid-western United States. iPCS has the exclusive right to provide mobile wireless personal communication network services under the Sprint PCS brand to a total population of more than 7.4 million in 37 markets located in Illinois, Michigan, Iowa and

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AirGate Shareholders Approve Merger with iPCS
Page 2
November 27, 2001

eastern Nebraska. The Company's territory includes Cedar Rapids,
Champaign-Urbana, Grand Rapids, Peoria, the Quad Cities, Saginaw-Bay City, and Springfield.

About Sprint
Sprint is a global communications company serving 23 million business and residential customers in more than 70 countries. With more than 80,000 employees worldwide and $23 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state of the art network technologies, including the United States' first nationwide all-digital, fiber-optic network. Sprint's award-winning Tier 1 Internet backbone is being extended to key global markets to provide customers with a broad portfolio of scalable IP products. Sprint's high-capacity, high-speed network gives customers fast, dependable, non-stop access to the vast majority of the world's Internet content. Sprint also operates the largest 100-percent digital, nationwide PCS wireless network in the United States, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities.

For more information, visit the Sprint PCS web site at http://www.sprintpcs.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Certain statements contained in this news release, such as statements concerning the combined company's anticipated performance, plans for growth and anticipated financial results and other factors that could affect future operations or performance, and other non-historical facts, are forward looking statements made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the ability to successfully integrate the two businesses; the competitiveness and impact of Sprint PCS pricing plans, products and services; the ability of Sprint PCS to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the potential need for additional capital, anticipated future losses, the significant level of indebtedness of the combined companies and the volatility of AirGate PCS' stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS' and iPCS' filings with the Securities and Exchange Commission ("SEC"), especially in the "investment considerations" section of AirGate PCS' Form 10-K for the fiscal year ended September 30, 2000, AirGate PCS' Form 10-Q for the fiscal quarter ended June 30, 2001, iPCS' Form 10-K for the fiscal year ended December 31, 2000, iPCS Form 10-Q for the fiscal quarter ended June 30, 2001, and in subsequent filings with SEC

No Offer or Sale
This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of AirGate which may be issued in the merger with iPCS nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Offers to sell securities of AirGate will be made only by means of a prospectus.

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